Exhibit 10.4
GALIOT CAPITAL CORPORATION
2009 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK AWARD AGREEMENT
     AGREEMENT by and between Galiot Capital Corporation, a Maryland corporation (the “Company”) and                                         (the “Grantee”), dated as of the                       day of                     , 200_.
     WHEREAS, the Company maintains the Galiot Capital Corporation 2008 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);
     WHEREAS, the Grantee is a Director; and
     WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.
     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.	Grant of Restricted Stock.
     The Company hereby grants the Grantee                       Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.
2.	Restrictions and Conditions.
     The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:
(i) Subject to clauses (iii) and (iv) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse on the first anniversary of such date. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Shares (or have such Shares attached or garnished).
(ii) Except as provided in the foregoing clause (i), the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends. The Grantee shall be entitled to receive any cash dividends on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited. Certificates for Shares (not subject to restrictions under the

Plan) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.
(iii) Subject to clause (iv) below, if the Grantee has a Termination of Service during the Restriction Period, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount (if any) paid by the Grantee for such forfeited Restricted Stock as contemplated by the Plan, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.
(iv) In the event the Grantee has a Termination of Service on account of death, or Disability, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee.
(v) Cessation of service as a Director shall not be treated as a cessation of service for purposes of this paragraph 2 if the Grantee continues without interruption to serve thereafter in such other capacity as determined by the Committee, and the termination of such successor service shall be treated as the applicable termination.
3.	Miscellaneous.
(a)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)	The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.
(c)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f)	Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(g)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

GALIOT CAPITAL CORPORATION

By:

Name:

Title:

[Grantee’s Name]

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